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                                                                    Ex-99.(g)(4)

                                     FORM OF

                               Amended APPENDIX B
                                       TO
                             THE CUSTODIAN AGREEMENT
                                     BETWEEN
                               FORWARD FUNDS, INC.
                                       and
                          BROWN BROTHERS HARRIMAN & CO

                           Dated as of [            ]
                                        ------------

The following is a list of Funds/Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of June 18, 2001 "the Agreement":

                      FORWARD HOOVER SMALL CAP EQUITY FUND

                          FORWARD HOOVER MINI-CAP FUND

                   FORWARD UNIPLAN REAL ESTATE INVESTMENT FUND

                  FORWARD HANSBERGER INTERNATIONAL GROWTH FUND

                   FORWARD INTERNATIONAL SMALL COMPANIES FUND

                      FORWARD GLOBAL EMERGING MARKETS FUND

                             SIERRA CLUB STOCK FUND

                            SIERRA CLUB BALANCED FUND

BROWN BROTHERS HARRIMAN & CO.           FORWARD FUNDS, INC.
                                        on behalf of each of the Funds
                                        listed on the Appendix "B" to the
                                        Custodian Agreement


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name: John P. McGowan
Title: Partner                          Title: Treasurer